Exhibit 16.1

July 24, 2009

Securities and Exchange Commission
 450 Fifth Street, NW
Washington, DC 20459

We have read Item 4.01 of the Current Report on Form 8-KA expected to be filed on or about July 24, 2009 by Reliability, Inc. regarding their change of independent accountants. We agree with the statements contained therein concerning our Firm.

/s/ RAMIREZ INTERNATIONAL
      Financial & Accounting Services, Inc.

2100 S.E. Main Si, Suite 210 • Irvine, California 92614 • (949) 852-1600 • Fax (949) 852-1606